Exhibit 99.1

                         For release on August 27, 2004

Contacts:
---------
Robert W. DeCook, CEO
or
Vicki Hladik, CFO
(641)673-8328

                 Horizon Financial Services Corporation Reports
                Fourth Quarter and Fiscal Year End 2004 Results,
           Announces Annual Meeting Date, And Increases Cash Dividend
                          For First Quarter Fiscal 2005

Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $383,000 or $0.49 per share, fully diluted, for the quarter ended June 30, 2004, compared to $314,000 or $0.41 per share, fully diluted, for the quarter ended June 30, 2003, a net earnings increase of 21.7%. The increase in net earnings for the quarter compared to the same quarter one year earlier is attributable to several factors. Net interest income improved by $138,000 from $962,000 for the quarter ended June 30, 2003 to $1,101,000 for the quarter ended June 30, 2004. The Company's net interest margin, which is net interest income divided by average interest-earning assets, was 4.72% for the quarter ended June 30, 2004 compared to 4.36% for the same period ended 2003. For the quarter ended June 30, 2004 there was an increase in non-interest expense of $66,000 to $692,000, compared to $626,000 for the quarter ended June 30, 2003, primarily the result of increases of $22,000 in office property and equipment, $14,000 in advertising, and $108,000 in compensation and benefits. The increased compensation expense is mainly a result of hiring and training our additional staff for our new Pleasant Hill, Iowa, office that will open in August of 2004, but is enhanced by increased employee insurance costs and a $35,500 credit adjustment of pension expense posted in the fourth quarter of fiscal 2003. Some non-interest expense increases were offset by a substantial decrease in other expense of $68,000 primarily comprised of reduced employee education costs, loss on disposal of fixed assets, and a reduction in audit and accounting expense in the quarter ended June 30, 2004. An overall increase in non-interest income of $23,000, comprised primarily of an increase in fees, commissions and service charges of $32,000, contributed to the increase in earnings for quarters being compared. Provisions for losses on loans increased by $30,000 from $60,000 for the quarter ended June 30, 2003 to $90,000 for the quarter ended June 30, 2004.

The Company also reported results for its fiscal year ended June 30, 2004. The Company reported net earnings of $1,331,000 or $1.72 per share, fully diluted, for the twelve months ended June 30, 2004, compared to net earnings of $1,139,000 or $1.48 per share, fully diluted, for the twelve months ended June 30, 2003, an increase of 16.8%. The increase in income for the fiscal year is primarily attributable to increased net interest income of $397,000 for the fiscal year ended 2004 as compared to 2003 and increased non-interest income of $340,000, as a result of a $162,000 securities impairment loss on an equity security in the 2003 fiscal year and a $155,000 increase in gains on sale of securities in 2004. Fees, commissions and service charges also increased $62,000. Provision for loan losses increased $64,000 to $300,000 for the year ended June 30, 2004 compared to $236,000 for the year ended June 30, 2003. Non-interest expense increased $433,000 during the fiscal year to $2.9 million from $2.4 million mainly due to increased compensation expense of $261,000 as the Company has added employees to open our new bank office in Pleasant Hill, Iowa. Office property and equipment expense increased $113,000 for the fiscal year ended 2004 over the prior year primarily attributable to increased property taxes, depreciation, technology equipment maintenance, and office building rent. Net interest margin for the fiscal year ended June 30, 2004 was 4.61% compared to 4.31% for the fiscal year ended June 30, 2003. "I am very pleased that income for the fiscal year remained very strong and sufficient to produce an annualized 12.15% return on equity," stated Robert W. DeCook, Chief Executive Officer.

At June 30, 2004, Horizon Financial Services Corporation had total assets of $99.0 million and stockholders' equity of $11.5 million, or $14.86 per share of common stock outstanding compared to assets of $91.3 million and stockholders' equity of $10.4 million or $13.95 per share at June 30, 2003. Horizon Financial Services Corporation and its subsidiary, Horizon Federal Savings Bank, provide a wide range of financial products and services through three offices in two counties in southeast Iowa. In addition, the Company will open a new bank office in Pleasant Hill, Iowa, a suburb of Des Moines, near the end of August, 2004.

The annual meeting record date is September 3, 2004 and the annual meeting of shareholders will be held October 28, 2004, at the home office of Horizon Federal Savings Bank, 301 1st Avenue East, Oskaloosa, Iowa, at 3:00p.m.

Horizon Financial Services Corporation also announced that the Corporation will pay a cash dividend of 6.25 cents per share for the first quarter ending
September 30, 2004. The dividend will be payable on September 10, 2004 to shareholders of record on September 3, 2004. The 6.25 cent cash dividend is one quarter of a cent higher than the previous quarter.



                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


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              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

                                                                    June 30,          June 30,
Assets                                                                2004              2003
------                                                            ------------      ------------
                                                                   (Unaudited)

Cash and cash equivalents                                         $  1,863,244      $  5,303,912
Securities available-for-sale                                       12,494,069        17,176,190
Loans receivable, net                                               79,378,663        65,006,810
Real estate                                                            437,022           638,658
Stock in Federal Home Loan Bank, at cost                               464,000           509,200
Office property and equipment, net                                   3,352,387         1,971,871
Accrued interest receivable                                            722,273           567,301
Deferred income tax asset                                              221,200            60,000
Accrued income tax receivable                                           18,792            42,282
Prepaid expenses and other assets                                       86,196            46,109
                                                                  ------------      ------------

        Total assets                                              $ 99,037,846      $ 91,322,333
                                                                  ============      ============

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                          $ 78,723,389      $ 74,422,752
Advances from Federal Home Loan Bank                                 7,957,500         5,545,115
Advance payments by borrowers for taxes and insurance                  353,802           347,265
Accrued expenses and other liabilities                                 538,353           563,151
                                                                  ------------      ------------

        Total liabilities                                           87,573,044        80,878,283
                                                                  ------------      ------------

Stockholders' equity:
Preferred stock, $.01 par value,
     Authorized 250,000 shares, none issued                                 --                --
Common stock, $.01 par value,
     Authorized 1,500,000 shares, 1,046,198 issued                      10,462            10,462
Additional paid-in capital                                           5,052,022         5,025,598
Retained earnings, substantially restricted                          8,639,455         7,498,305
Treasury stock, at cost, (274,727 and 297,267 shares
      at June 30, 2004 and June 30, 2003, respectively)             (2,099,098)       (2,237,884)
Accumulated other comprehensive income-net
      unrealized (loss) gain on securities available-for-sale         (138,039)          147,569
                                                                  ------------      ------------

        Total stockholders' equity                                  11,464,802        10,444,050
                                                                  ------------      ------------

Total liabilities and stockholders' equity                        $ 99,037,846      $ 91,322,333
                                                                  ============      ============



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

                         HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                               Consolidated Statements of Operations


                                                           Three Months                 Twelve months
                                                           Ended June 30,               Ended June 30,
                                                        2004           2003           2004         2003
                                                        ----           ----           ----         ----
                                                     (Unaudited)                   (Unaudited)
Interest income:

Loans                                               $ 1,378,383    $ 1,234,554    $ 5,178,629   $ 5,107,922
Investment securities available-for-sale                125,897        184,205        602,484       627,615
Other interest income                                     2,845         10,516         19,998        69,093
                                                    -----------    -----------    -----------   -----------

Total interest income                                 1,507,125      1,429,275      5,801,111     5,804,630
                                                    -----------    -----------    -----------   -----------

Interest expense:
Deposits                                                329,883        394,727      1,337,102     1,741,930
Advances from Federal Home Loan Bank                     76,647         72,069        291,779       287,610
                                                    -----------    -----------    -----------   -----------

Total interest expense                                  406,530        466,796      1,628,881     2,029,540
                                                    -----------    -----------    -----------   -----------

Net interest income                                   1,100,595        962,479      4,172,230     3,775,090

Provision for losses on loans                            90,000         60,000        300,000       235,800
                                                    -----------    -----------    -----------   -----------

Net interest income after provision for
  losses on loans                                     1,010,595        902,479      3,872,230     3,539,290
                                                    -----------    -----------    -----------   -----------

Non-interest income:
Fees, commissions and service charges                   199,140        166,773        710,153       647,901
Gain on sale of securities                                   --          6,303        188,704        33,521
Gain on sale of mortgage loans                           19,073         18,580         65,946        82,111
Impairment loss on equity securities                         --        (21,040)            --      (182,702)
Other                                                        --         24,852             --        43,874
                                                    -----------    -----------    -----------   -----------

Total non-interest income                               218,213        195,468        964,803       624,705
                                                    -----------    -----------    -----------   -----------

Non-interest expense:
Compensation, payroll taxes and employee benefits       432,725        324,933      1,610,316     1,349,422
Advertising                                              36,592         22,655        138,923        86,479
Office property and equipment                           145,769        123,760        518,929       405,657
Federal deposit insurance premiums                        2,927          3,053         11,652        12,329
Data processing services                                 54,401         52,946        211,573       217,280
Other real estate                                        (8,442)         2,135         61,084        32,298
Other                                                    27,813         96,170        328,289       344,520
                                                    -----------    -----------    -----------   -----------

Total non-interest expense                              691,785        625,652      2,880,766     2,447,985
                                                    -----------    -----------    -----------   -----------

Earnings before taxes                                   537,023        472,295      1,956,267     1,716,010

Taxes                                                   154,450        157,800        625,600       576,900
                                                    -----------    -----------    -----------   -----------
Net earnings                                        $   382,573    $   314,495    $ 1,330,667   $ 1,139,110
                                                    ===========    ===========    ===========   ===========

     Earnings per common share-
       Basic                                        $      0.50    $      0.42    $      1.74   $      1.52
       Diluted                                      $      0.49    $      0.41    $      1.72   $      1.48

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